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                                                                    ATTACHMENT C





               Consent of Independent Certified Public Accountants

The Board of Directors
The Travelers Insurance Company



We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants" in the prospectus.



KPMG LLP



Hartford, Connecticut
April __, 1999